UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2013

PATRIOT MINEFINDERS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

700 - 510 West Hastings Street, Vancouver, British Columbia, Canada	V6B 1L8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (619) 688-6505

N/A
(Former name or former address, changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, Patriot Minefinders Inc. issued a news release to announce the appointment of Mr. John LaGourgue to the company’s Board of Directors, effective January 22, 2013. Patriot’s current board of directors is comprised of Fred Tejada, Fred Sveinson, John Schweitzer, Justin Blanchet, Michael Hofer, Perparim Alikaj and John LaGourgue.

Mr. LaGourgue is an experienced businessman in the natural resource industry with experience both internationally and in North America.

Mr. LaGourgue's past experience includes leadership roles in the oil and gas industry and as the Chief Executive Officer of a Canadian based gold and silver exploration company. Mr. LaGourgue has Board experience on public companies in both the United States and Canada. In addition to his work in the gold, silver, and oil and gas sectors, his Fortune 100 experience includes a previous national management position at EMC Corporation. Mr. LaGourgue is an American citizen and graduated from the University of Hawaii, with a Bachelor's degree in Finance, with Honors.

Mr. LaGourgue’s appointment comes as the company pursues an active path of advancing its business plan to become a major silver and gold exploration company in a historically prolific mining region of Mexico. Patriot’s focus is on the KM 66 project that includes a silver-gold deposit with historic resource (N1 43-101 report prepared in 2008) located in the mining friendly and prolific silver belt in the state of Durango, Mexico.

In 2013 Patriot plans to update the historic resource at KM 66 to current NI 43-101 standards and carry out a preliminary economic assessment to determine the potential economics of the project, in addition to drilling in the resource area to expand the resource base and exploration drilling elsewhere on the 13,400 hectare property. The work program in 2013 will be managed by Bearing Resources Ltd., the company's partner on the project. Under the terms of the LOI (see press release November 28, 2012) Patriot has the option to earn up to a 75% interest on the project. Bearing has significant experience in the area and has a technical team on the ground which makes this arrangement beneficial to Patriot at this stage of work.

Caution to U.S. readers

This notice references resources in the “Measured” “Indicated” and “Inferred” categories. These are terms defined under National Instrument 43-101 of the Canadian securities regulators. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. Investors are cautioned not to assume that any part or all of the material in the “Measured” or “Indicated” resource categories will ever be converted into mineral reserves. In addition, “Inferred” resources have great uncertainty as to their existence, and great uncertainty as to the economic and legal feasibility of exploiting these in a mining operation. It cannot be assumed that any part or all of an Inferred resource will ever be upgraded to a higher category. Under Canadian rules, estimates of an Inferred resource may not form the basis of pre-feasibility or feasibility studies except in rare cases. Investors are cautioned not to assume that any part or all of an Inferred resource exists or is economically or legally mineable.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated January 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT MINEFINDERS INC.

/s/ John H. Schweitzer
John H. Schweitzer
President and Director

Date: January 25, 2013